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                           NEUMAN & DRENNEN, LLC
                             ATTORNEYS AT LAW
                       5445 DTC PARKWAY, PENTHOUSE 4
                        ENGLEWOOD, COLORADO  80111
                (303) 221-4700 (tel)  (303) 488-3454 (fax)

                             November 1, 1999

FirstLink Communications, Inc.
190 SW Harrison
Portland, Oregon 97201

Ladies and Gentlemen:

     We have acted as legal counsel for FirstLink Communications, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the prospectus included as a part of the Registration Statement (the "prospectus"), relating to 1,413,251 shares of Common Stock, no par value per share (the "Common Stock"). The Common Stock may be offered and sold by certain selling shareholders of the Company in the manner set forth in the Registration Statement and prospectus. The Common Stock is to be issued to the Selling Shareholders upon their exercise of certain warrants and options of the Company.

     In connection therewith, we have examined: (a) the Registration Statement and the prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been legally incorporated and is validly existing under the laws of the State of Oregon.

     2. The Shares, and shares of Common Stock into which the Warrants are exercisable, upon issuance and payment therefor, as contemplated by the Registration Statement and prospectus, will be validly issued, fully paid, and nonassessable.

     3. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   NEUMAN & DRENNEN, LLC

                                   /s/ David H. Drennen